EXHIBIT 10




                    DAYWORK DRILLING CONTRACT

                             BETWEEN

                  BRITISH-BORNEO PETROLEUM INC.
                            (OPERATOR)

                               AND

                      ATWOOD OCEANICS, INC.

                           (CONTRACTOR)

                        FOR ATWOOD HUNTER

                       (THE DRILLING UNIT)
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                               DAYWORK DRILLING CONTRACT
                                   TABLE OF CONTENTS

        SECTION             PAGE                SUBJECT

        1.1                  1                  DATE AND PARTIES

        2.1                  1                  SCHEDULES

        3.1                  1                  CONTRACTOR'S PERSONNEL

        4.1                  2                  CONTRACTOR'S EQUIPMENT

        5.1                  2                  BASIC AGREEMENT

        6.1                  2                  CONTRACTOR'S REPRESENTATIONS

        7.1                  2                  OPERATOR'S EQUIPMENT

        8.1                  3                  AREA OF OPERATIONS

        8.2                  3                  DRILLING LOCATIONS

        9.1                  3                  DRILLING PROGRAM

        10.1                 4                  OTHER OPERATIONS

        11.1                 4                  CASING PROGRAMS

        12.1                 4                  CORING

        13.1                 4                  TESTING

        14.1                 5                  FORMATION CUTTINGS

        15.1                 5                  MEASUREMENT OF WELL DEPTH

        16.1                 5                  COURSE OF WELL

        17.1                 5                  COMPLETION OR ABANDONMENT

        18.1                 6                  BLOWOUT OR FIRE


        19.1                 6                  COMPENSATION

        19.2                 6                  OPERATING RATE

        19.3                 6                  STANDBY RATE

        19.4                 8                  EQUIPMENT REPAIR RATE


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        19.5                 8                  STAND-BY WITHOUT CREW RATE

        19.6                 9                  RATE ADJUSTMENT

        19.7                 10                 REIMBURSABLE COSTS

        19.8                 10                 MOBILIZATION AND
                                                DEMOBILIZATION FEES

        20.1                 10                 PAYMENT OF INVOICES; AUDIT

        20.2                 11                 TIME AND PLACE OF INVOICE
                                                PRESENTATION

        20.3                 12                 PLACE AND METHOD OF PAYMENT

        21.1                 12                 LIENS

        22.1                 12                 TAXES OR LEVIES

        23.1                 12                 INSURANCE

        23.2                 14                 SUBCONTRACTOR'S INSURANCE

        23.3                 14                 CONTRACTOR'S EQUIPMENT

        23.4                 15                 OPERATORS EQUIPMENT

        23.5                 15                 EMPLOYEES

        23.6                 17                 THIRD PARTIES

        23.7                 17                 LOSS OF HOLE

        23.8                 18                 BLOWOUT OR CRATER


        23.9                 18                 RESERVOIR LIABILITY

        24.1                 18                 POLLUTION OR CONTAMINATION

        24.2                 21                 PATENT LIABILITY

        24.3                 21                 SOUND LOCATION AND ACCESS

        24.4                 22                 GENERAL DEFENSE, HOLD HARMLESS
                                                & INDEMNITY

        24.5                 23                 CLAIMS

        24.6                 23                 CONSEQUENTIAL DAMAGES

        24.7                 23                 OPERATOR'S AUTHORIZED
                                                REPRESENTATIVES


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        25.1                 24                 RECORDS AND REPORTS

        25.2                 24                 CONFIDENTIAL NATURE OF RECORDS

        26.1                 24                 DISCIPLINE AND SAFETY

        27.1                 25                 RELATIONSHIP OF PARTIES

        28.1                 26                 FORCE MAJEURE

        29.1                 27                 REPRESENTATIVES FOR NOTICES

        30.1                 27                 ASSIGNMENT

        31.1                 27                 SPECIFIED CONTRACT TERM;
                                                OPTION TO EXTEND

        31.2                 28                 TERMINATION BY OPERATOR

        31.3                 29                 TERMINATION BY CONTRACTOR

        32.1                 30                 UNSATISFACTORY PERFORMANCE

        33.1                 31                 CONFLICT OF INTEREST

        34.1                 32                 SEVERABILITY; WAIVER; TITLE
                                                HEADINGS; ENTIRE AGREEMENT;
                                                MODIFICATION

        35.1                 32                 REGULATIONS

        36.1                 33                 BANKRUPTCY
























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                      DAYWORK DRILLING CONTRACT

             1.1              DATE AND PARTIES: This Contract is

made as of June 20, 1996 between British-Borneo Petroleum Inc.

(hereinafter called "OPERATOR") and Atwood Oceanics, Inc.

(hereinafter called "CONTRACTOR").

             2.1              SCHEDULES: This Contract consists

of this writing, signed by the parties, and each of the following

Schedules:

SCHEDULE "A": CONTRACT SUMMARY

SCHEDULE "B": CONTRACTOR'S PERSONNEL AND COMPENSATION SCHEDULE

SCHEDULE "C": CONTRACTOR'S RIG AND RELATED

                EQUIPMENT

SCHEDULE "D": EQUIPMENT, SERVICES AND FACILITIES FURNISHED

SCHEDULE "E": INSURANCE

SCHEDULE "F": FEDERAL CONTRACT PROVISIONS

SCHEDULE "G": SEARCH AND SEIZURE POLICY

SCHEDULE "H": HUNTER UPGRADE DESIGN CRITERIA


3.1          CONTRACTOR'S PERSONNEL: CONTRACTOR shall furnish, at

CONTRACTOR's cost, personnel in the numbers, classifications and work schedules set forth in Schedule "B", Category "A." All such personnel shall be employed directly by CONTRACTOR and are

referred to in this Contract as "CONTRACTOR's Personnel". At the request of OPERATOR, CONTRACTOR shall furnish additional

personnel as OPERATOR may designate to be part of CONTRACTOR's

Personnel and OPERATOR shall reimburse CONTRACTOR for the direct costs and expenses such as hiring benefits, social security,

wages and other direct payroll burdens of furnishing all such additional CONTRACTOR's Personnel as set forth in Schedule "B".

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If, at OPERATOR's request and with CONTRACTOR's consent,

CONTRACTOR's Personnel is reduced, OPERATOR shall be credited with the savings thereby effected. CONTRACTOR shall have a full drilling crew, as set forth in Schedule "B", working at all times when receiving pay at any of the day rates set forth in Schedule

"A" calling for a full drilling crew. If circumstances beyond the control of CONTRACTOR temporarily prevent CONTRACTOR from having a full drilling crew working, CONTRACTOR shall receive the full applicable rate only if OPERATOR determines in its sole

discretion that there is no delay in the progress of work.

Otherwise, the applicable rate shall be reduced by the daily rate of pay and benefits for each man that a crew is short.

             4.1              CONTRACTOR'S EQUIPMENT: CONTRACTOR

shall furnish, at CONTRACTOR's cost, the drilling unit, equipment and facilities and as set forth in Schedule "C". Such unit,

equipment and facilities are hereinafter called "CONTRACTOR's

Equipment".

             5.1              BASIC AGREEMENT: CONTRACTOR shall

furnish and operate CONTRACTOR's Equipment and shall furnish

CONTRACTOR's Personnel for the purpose of drilling the term as set forth in Schedule "A" on the terms and conditions set forth in this Contract. In the performance of the work contemplated by this contract, time is of the essence.

             6.1              CONTRACTOR'S REPRESENTATIONS:

CONTRACTOR represents that all of the CONTRACTOR's Equipment including the drilling unit and all supplies furnished by

CONTRACTOR in connection therewith shall be in good condition and suitable for the uses intended and that all of CONTRACTOR's

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Personnel shall be fully qualified and fit for their respective assignments, both in accordance with good oilfield practice and such governmental regulation affecting CONTRACTOR's operations that may, at any time during the life of this Contract, exist.

             7.1              OPERATOR'S EQUIPMENT: OPERATOR

shall furnish at its cost (or shall reimburse

CONTRACTOR for furnishing as set forth in Section 19.7) the

equipment and facilities described in Schedule "D". All equipment and facilities supplied under this Section are referred to in this Contract as "OPERATOR's Equipment". CONTRACTOR shall

visually examine OPERATOR's Equipment on the drilling unit and shall report to OPERATOR any visible defects in such equipment.

OPERATOR's Equipment on the drilling unit shall be maintained in good condition and repair by CONTRACTOR insofar as such equipment may be reasonably so maintained utilizing CONTRACTOR's Personnel.

Upon completion of operations under this Contract, those items of

OPERATOR's Equipment then on the drilling unit shall be delivered by CONTRACTOR (unless it has been lost or destroyed) to OPERATOR in as good condition as when received by CONTRACTOR, ordinary wear and use excepted, at such location as may be designated by

OPERATOR. In delivering same, OPERATOR shall reimburse CONTRACTOR for additional shipping costs incurred and paid.

             8.1              AREA OF OPERATIONS: The area of

Operations is set forth in Item A-11, Schedule "A". Subject to

CONTRACTOR's consent, which shall not be unreasonably withheld,

OPERATOR may change said Area of Operations by giving CONTRACTOR reasonable notice. OPERATOR shall also pay or reimburse

CONTRACTOR for all CONTRACTOR's added costs and expenses incurred

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in connection with any change in Area of Operations. Such added costs and expenses shall be documented to OPERATOR's

satisfaction.

             8.2              DRILLING LOCATIONS: OPERATOR shall

designate the locations of wells to be drilled under this

Contract within the Area of Operations.

             9.1              DRILLING PROGRAM: OPERATOR shall

prepare and shall deliver to CONTRACTOR a drilling program for the wells contemplated to be drilled under this Contract, and may amend such drilling program or programs at any time. OPERATOR shall provide CONTRACTOR with copies of same in sufficient time for CONTRACTOR to comply. All drilling shall be performed by

CONTRACTOR in accordance with OPERATOR's drilling program, and in a diligent, skillful and workmanlike manner in accordance with good oilfield practice, OPERATOR's drilling program(s) and the written and/or verbal instructions of OPERATOR's authorized

representatives. CONTRACTOR shall conduct all operations

hereunder on a twenty-four (24) hour day/seven (7) day per week basis.

             10.1             OTHER OPERATIONS: CONTRACTOR shall

repair, redrill, deepen, maintain, rework, perform remedial

operations or other operations in any well or wells designated by

OPERATOR. Such work shall be performed upon the request of

OPERATOR and at the applicable day rate.

             The drilling of relief wells under this Contract

shall be subject to the mutual agreement of OPERATOR and

CONTRACTOR depending on the particular facts and circumstances of any such relief well and the blowout or other cause necessitating

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same.

             11.1             CASING PROGRAMS: CONTRACTOR shall

drill each well to the depth and shall land, set, cement and test casing of the size and at the depth and using methods specified by OPERATOR.

             12.1             CORING: CONTRACTOR shall core

between such depths as shall be specified by OPERATOR and shall deliver all cores to OPERATOR or OPERATOR's authorized

representative in containers provided by OPERATOR. No one except

OPERATOR or OPERATOR's authorized representative shall have

access to the core.

             13.1             TESTING: If at any time during the

course of drilling or upon completion of drilling, OPERATOR

desires a test to be made to determine the productivity of any formation(s) encountered, OPERATOR shall designate the testing methods and procedures and CONTRACTOR shall make such test(s) as designated by and under the direction of OPERATOR provided that in the opinion of OPERATOR and CONTRACTOR, there is no

unreasonable hazard to personnel and equipment posed by the

conduct of such test(s).

             14.1             FORMATION CUTTINGS: CONTRACTOR

shall save, wash, sack and identify formation cuttings free from contamination and shall place them in separate containers

furnished by OPERATOR properly labeled with well name, number and depth.

             15.1             MEASUREMENT OF WELL DEPTH:

CONTRACTOR shall measure total length of drill string in service to determine well depth with a steel tape by methods and at times

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designated by OPERATOR (such as before logging, coring, setting casing or liner upon reaching final depth or at any other time when requested by OPERATOR).

             16.1             COURSE OF WELL: CONTRACTOR shall

use its best efforts, according to the standard provided in

Section 9.1, to drill holes which will not deviate from the

limits specified by OPERATOR. Measurement of hole angle from vertical shall be made by CONTRACTOR by methods acceptable to

OPERATOR at times and intervals as may be directed by OPERATOR.

When such measurements show a greater deviation from vertical than that specified by OPERATOR, CONTRACTOR, at OPERATOR's

request, shall re-drill the hole to an angle from vertical which is acceptable to OPERATOR. During such re-drilling, CONTRACTOR shall be paid at the applicable day rates as provided in this

Contract. CONTRACTOR shall deliver to OPERATOR the data

pertaining to all deviation measurements made by CONTRACTOR and all records resulting therefrom. Special services and equipment for such surveying shall be supplied as set forth in Schedule

"D".

             17.1             COMPLETION OR ABANDONMENT: If

OPERATOR directs a well to be completed as a producing well,

CONTRACTOR shall complete said well in the manner and using

methods specified by and under the direction of OPERATOR.

OPERATOR may at any time elect to plug or abandon said well at any depth. CONTRACTOR, upon notice from OPERATOR of such

election, shall cease drilling operations and shall proceed to abandon or plug the well in the manner specified by and under the direction of OPERATOR.

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             18.1             BLOWOUT OR FIRE: CONTRACTOR shall

observe OPERATOR's and CONTRACTOR's fire and safety regulations,

shall maintain its well control equipment in good operating

condition at all times and shall use all reasonable means to prevent fires, explosions and blowouts and to protect the hole.

Such efforts shall be in accordance with good oilfield practice.

During drilling operations, CONTRACTOR shall use blowout

prevention equipment as described in Schedule "C." CONTRACTOR shall examine and shall test all blowout prevention devices in accordance with OPERATOR's drilling or testing program and shall record the results of such test on the drilling reports. In the event of fire or blowout, CONTRACTOR shall use all reasonable means to protect the hole and to keep said fire or blowout under control and CONTRACTOR shall cooperate with any third party

services employed by OPERATOR to keep the well under control.

             19.1             COMPENSATION: OPERATOR shall pay

CONTRACTOR certain amounts as provided below at the applicable rate of compensation for work performed hereunder. The applicable rate shall be determined in accordance with Sections 19.2, 19.3,

19.4, 19.5, 19.6 and 19.8 hereunder and shall be calculated to the nearest one-half (l/2) hour.

             19.2             OPERATING RATE: Unless the Contract

is terminated prior to the end of the specified Contract Term (as defined in Section 31.1) the Operating Rate as specified in Item

A-22 of Schedule "A" shall apply during the Contract Term, except for periods during which other rates are applicable or no payment by OPERATOR is required.

19.3 STANDBY RATE: The Standby Rate as specified in Item A-23 of

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Schedule "A" shall apply to periods during which a full

complement of CONTRACTOR's Personnel is on the drilling unit

(except that the Standby Rate shall also apply to periods as provided in Section 19.3(d)) but no operations are being

conducted for any one or more of the following reasons:

             (a)   OPERATOR has instructed CONTRACTOR not to proceed with

                   operations, and CONTRACTOR is not in default of any of its obligations regarding CONTRACTOR's Equipment or

                   CONTRACTOR's Personnel;

             (b)   CONTRACTOR's Equipment is being moved or is

                   waiting to be moved to or from a well location

                   including movement to the first well location

                   following upgrades to CONTRACTOR's

                   Equipment at a Gulf of Mexico shipyard or

                   between well locations from the last well

                   location to a mutually agreed port in the U.S.

                   Gulf of Mexico at the end of this

                   Contract and no mobilization or demobilization

                   fee is due;

             (c)   Delay caused by OPERATOR or its subcontractors

                   including any delay necessary for repair of

                   damage to CONTRACTOR's Equipment caused by OPERATOR or its subcontractors;

             (d)   Weather conditions or rough water which shall

                   include any period of evacuation of

                   CONTRACTOR's Personnel from the drilling unit

                   due to threat and/or occurrence of storm or

                   hurricane and CONTRACTOR's Personnel are held

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                   on standby with pay at the nearest available

                   safe point until conditions permit return to

                   the drilling unit;

             (e)   Failure of OPERATOR to deliver any item of

                   CONTRACTOR's Equipment (after CONTRACTOR has

                   made same available at OPERATOR's shore base with

                   reasonable notice of its requirements) which results in

                   delays or in breakdown of CONTRACTOR's Equipment or delays in repairing same, notwithstanding the provisions of

                   Section 19.4;

             19.4  EQUIPMENT REPAIR RATE: In the event it is necessary to shut down CONTRACTOR's Equipment for repairs, excluding routine servicing which CONTRACTOR is performing hereunder, CONTRACTOR shall be allowed the

EQUIPMENT REPAIR RATE set forth in Item A-24 of Schedule "A" for each period of shutdown time up to a maximum of twelve (12) hours for any one repair job and a total of twenty-four (24) hours for all periods of shutdown time during each thirty (30) day period for all repairs which are not related to subsea or mooring repairs.  Additionally, in the event it is necessary to shut down

CONTRACTOR's Equipment for subsea or mooring repairs, CONTRACTOR shall be allowed the Equipment Repair Rate set forth in Item A-24 of Schedule "A" for each period of shutdown time for repairs related to subsea and mooring up to a maximum of twenty-four (24) hours for any one repair job and a total of forty-eight (48) hours for all such periods of shutdown time during each thirty (30) day period. Except as provided above in this Section 19.4,

CONTRACTOR shall receive no compensation during periods when

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CONTRACTOR's Equipment is shutdown due to a breakdown or repair.

Shutdown time shall be considered as the duration from time of failure until CONTRACTOR has returned to that particular stage of operations where the repair, breakdown, loss or failure of

CONTRACTOR's Equipment occurred. Changing swivel packing, cutting drill line, servicing the rig, testing BOP's, changing pump

lines, recalibrating instrumentation, cleaning tanks and

repairing OPERATOR furnished equipment shall not be included in computing the number of hours of shutdown time.

             19.5  STAND-BY WITHOUT CREW RATE: The Stand-By

Without Crew Rate as specified in Item A-25 of Schedule "A" shall apply in the event an extended period of suspended operations occurs hereunder, and OPERATOR requests CONTRACTOR to release all of CONTRACTOR's Personnel not required for the protection and maintenance of CONTRACTOR's Equipment or for the orderly

resumption of operations.

             19.6  RATE ADJUSTMENT: At the end of the Specified

Contract Term (as defined in Section 31.1), if OPERATOR has the option to extend the term of this Contract and exercises such option, the rates set forth in Items A-22, A-23, A-24 and A-25 of

Schedule "A" shall be adjusted, if necessary, to reflect the mutual agreement of OPERATOR and CONTRACTOR with respect to such rates as provided in Section 31.1. Additionally, CONTRACTOR's labor and the repairs and maintenance components of the rates shall be subject to review and adjustment after every twelve (12)

months period of the Contract. These costs components shall be reviewed in comparison to the Producer Price Index for Oil

Equipment and Machinery for the repairs and maintenance

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components (having a base amount of $3,500 per day) and the US

Bureau of Labor Statistics' index of Average Weekly Earnings of

Crude Petroleum and Gas Production Workers, SIC Code 131 for the

labor components (having a base amount of $8,200 per day).

Alternatively, day rate adjustments related to labor cost changes could be made based on an actual documented basis as mutually agreed by the parties.

             OPERATOR and CONTRACTOR also agree that should a

change in U.S. federal, state or local law or regulation

(excluding income tax) be proclaimed after commencement of

mobilization of the drilling unit which impacts CONTRACTOR's cost of operations related to the Contract, CONTRACTOR shall document to OPERATOR's reasonable satisfaction the net cost increase or decrease to CONTRACTOR and also that the change is being enacted industry-wide in the Gulf of Mexico in the time frame considered.

To the extent that such documented cost increase or decrease exceeds an aggregate amount of US$50,000 for any and all

occasions, OPERATOR shall reimburse or be credited by CONTRACTOR for any amount exceeding U.S.$50,000. The estimated upgrade costs meet current statutory and classification requirements for

operating in the U.S. Gulf of Mexico, including any APIRP75

standards currently being voluntarily met by CONTRACTOR in

accordance with its safety manual.

             19.7  REIMBURSABLE COSTS: OPERATOR shall reimburse

CONTRACTOR for CONTRACTOR's costs of material, equipment, work or services which are designated to be furnished by OPERATOR as provided in Schedule "D" but which for convenience are agreed to be furnished by CONTRACTOR at OPERATOR's request plus the

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handling charge set forth in Item A-26 of Schedule "A".

             19.8  MOBILIZATION AND DEMOBILIZATION FEES: OPERATOR

shall pay CONTRACTOR the mobilization and demobilization fees set forth in Items A-20 and A-21 of Schedule "A" in accordance with the provisions of Sections 20.1 and 20.2 herein below.

             20.1  PAYMENT OF INVOICES; AUDIT: CONTRACTOR will

upon OPERATOR's request furnish OPERATOR with satisfactory

evidence of the validity and prior payment by CONTRACTOR of all labor and material claims incurred by CONTRACTOR in connection with this CONTRACT. OPERATOR shall have the right to withhold payment of any invoice or part of invoice wherein there is a bona fide question or dispute as to propriety and/or amount. Subject to this right, (and except for Mobilization Fees "A" and "B"),

OPERATOR shall pay undisputed invoices or the undisputed portions of invoices to CONTRACTOR within 30 days of receipt of a proper invoice. Mobilization Fee "A" invoice shall be paid thirty (30)

days after receipt by OPERATOR or within five (5) days of when the drilling unit arrives at a Gulf of Mexico shipyard, whichever is later. Mobilization Fee "B" invoice shall be paid thirty (30)

days after receipt by OPERATOR or within five (5) days of when the drilling unit is ready to commence operations and is ready to be towed to OPERATOR's first well location, whichever is later.

Undisputed invoices not paid within this time frame shall bear interest at one-and-one-half (1-1/2) percent per month until paid.

             Payment of any invoice shall not prejudice the right

of OPERATOR to question the propriety of any charges thereon and

OPERATOR, prior to or subsequent to making any payments to

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CONTRACTOR, shall have the right to audit the books, records and invoices of CONTRACTOR which are involved in the performance of this Contract to verify any and all charges so made by

CONTRACTOR; provided, however, OPERATOR, within two (2) years following the calendar year in which it receives any such

invoice(s), delivers to CONTRACTOR written notice of objections to or question of the propriety of any item or items thereon.

Such notice shall specify the reasons for objections or details of questions regarding the propriety of any item or items

thereon. Should OPERATOR within such two (2) year period so

notify CONTRACTOR, adjustment shall be made between the parties accordingly as the propriety or impropriety of such items shall be determined. Failure to notify CONTRACTOR within said two (2)

year period shall be deemed final approval of said invoice(s).

CONTRACTOR shall retain all records pertinent to its invoices for at least two (2) years following the calendar year during which any such invoice(s) are received by OPERATOR.

             20.2  TIME AND PLACE OF INVOICE PRESENTATION: Day

rate and reimbursable invoices, accompanied by copies of the original vouchers, IADC reports, or other such records as are necessary to properly support them, may be presented to

OPERATOR's office as set forth in Item A-5 of Schedule "A", in the original and three (3) copies, on or before the tenth (l0th)

day of each month succeeding the month during which the work was performed or the expense incurred. The invoice for Mobilization

Fee "A" as referred to in Section A-20 of Schedule A may be

prepared by CONTRACTOR and submitted to OPERATOR following the departure of the drilling unit from the last well location in

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Southeast Asia pursuant to Section A-27 in Schedule A. The

invoice for Mobilization Fee "B" as referred to in Section A-20 of Schedule A may be prepared by CONTRACTOR and submitted to

OPERATOR while the drilling unit is at a Gulf of Mexico shipyard being upgraded to 3,500 feet water depth capability, but not until at least thirty (30) days prior to the estimated completion date of the upgrades.

             20.3  PLACE AND METHOD OF PAYMENT: All payments

hereunder shall be made in accordance with Item A-10 of Schedule

"A".

             21.1  LIENS: CONTRACTOR shall release, defend,

indemnify and hold OPERATOR and its co-lessees harmless from, and shall keep OPERATOR's Equipment, the well(s), license and

interest therein of production therefrom and work free and clear of all liens, claims, assessments, fines and levies created or committed by CONTRACTOR or by subcontractors of CONTRACTOR.

OPERATOR may post on CONTRACTOR's Equipment such notices as it may desire to protect itself against such liens, claims,

assessments, fines and levies.

             22.1  TAXES OR LEVIES: CONTRACTOR shall bear and pay

all income taxes, social security taxes, and social insurance organization charges which may be applicable to or arise from its operations hereunder, shall withhold from wages and salaries of

CONTRACTOR's Personnel all sums required by law to be withheld,

shall pay the same promptly when due to the proper authorities and shall furnish OPERATOR satisfactory evidence of such payments when required, and, to the satisfaction of OPERATOR. CONTRACTOR shall, at CONTRACTOR's own cost, comply with all accounting and

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reporting required by any government or governmental agency having jurisdiction.

             23.1  INSURANCE: During the life of this CONTRACT,

CONTRACTOR shall at CONTRACTOR's expense secure and maintain,

with an insurance company or companies authorized to do business in the Area of Operations as set forth in Section 8.1 above and satisfactory to OPERATOR, or through a self-insurance program approved by OPERATOR, insurance coverages of the kind and in the amounts as set forth in Schedule "E".

             CONTRACTOR's insurance shall be primary to the

extent CONTRACTOR has assumed specific risks, liabilities,

responsibilities and obligations hereunder and OPERATOR's

insurance policies shall not be called upon for contribution in such instances nor shall OPERATOR have any obligation for "sue and labor" in such instances. In each policy under which

CONTRACTOR is required to provide hereunder, CONTRACTOR agrees to waive and agrees to have its insurers waive any rights of

subrogation they may have against OPERATOR or its officers,

directors, employees, or representatives to the extent CONTRACTOR has assumed specific risks, liabilities, responsibilities and obligations hereunder with the exception of federal and state statutory compensation coverages. It is further agreed that all such policies, other than Worker's Compensation policies, shall name OPERATOR as an additional Insured to the extent CONTRACTOR has assumed specific risks, liabilities, responsibilities and obligations hereunder. CONTRACTOR shall be solely responsible for any deductibles required under each such policy. The parties hereto do not intend, however, by such naming of OPERATOR to

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limit in any way the indemnities provided elsewhere in this contract and CONTRACTOR further agrees that it is the intention of the parties that the insurance coverages herein shall not be a defense to the indemnity obligations of the indemnitor.

             CONTRACTOR shall furnish, at OPERATOR's request and

to OPERATOR's satisfaction, evidence of insurance coverage prior to beginning work hereunder and any material changes thereafter.

Each insurance policy shall contain a provision to give OPERATOR written notice of cancellation not less than thirty (30) days prior to the effective date of such cancellation.

             It is expressly agreed that the amounts of insurance

set forth in Schedule "E" of this Contract are minimums only and in no way limit CONTRACTOR's obligations and liabilities with respect to all defense, hold harmless and indemnity obligations assumed by CONTRACTOR under the terms of this Contract. Each of the parties hereto agrees to carry adequate liability insurance to support the indemnities outlined in this Contract.

             OPERATOR agrees to waive and agrees to have its

insurers waive any rights of subrogation they may have against

CONTRACTOR or its officers, directors, employees, or

representatives to the extent OPERATOR has assumed specific

risks, liabilities, responsibilities and obligations hereunder with the exception of federal and state statutory compensation coverages.

             23.2  SUBCONTRACTOR'S INSURANCE: CONTRACTOR and

OPERATOR shall require their subcontractors to secure and

maintain the insurance coverages set forth in Schedule "E" which are deemed necessary and any deficiencies in the coverage or

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policy limits of such subcontractors' insurance coverages shall be the responsibility of the party engaging such subcontractor.

             23.3  CONTRACTOR'S EQUIPMENT:

                23.3.1  Equipment on the Surface. CONTRACTOR,

except as otherwise specifically provided in this Section 23 and

Section 24.3, shall assume liability at all times for damage to or loss or destruction of its surface equipment, including but not limited to the drilling unit, all drilling tools, machinery and appliances for use above the surface and in-hole, subsea and mooring equipment when such equipment is not in the hole or in use below the surface of the water, irrespective of whether such damage, loss or destruction is occasioned, brought about or

caused in whole or in part by the negligence of OPERATOR, and

CONTRACTOR shall release, defend, indemnify and hold OPERATOR harmless from and against all claims, demands and causes of

action of every kind for damage to or loss or destruction of

CONTRACTOR's surface equipment and OPERATOR shall be under no liability whatsoever to reimburse CONTRACTOR for such damage,

destruction or loss.

                23.3.2  Equipment in the Hole or Below the

Surface of the Water. OPERATOR assumes responsibility and agrees to replace or to reimburse CONTRACTOR at replacement cost, to the extent not covered by CONTRACTOR's insurance, either F.O.B. the drilling unit or other location designated by CONTRACTOR at no greater shipping/handling cost than F.O.B. the drilling unit, for any loss, damage or destruction to CONTRACTOR's in-hole

equipment, subsea and mooring equipment when said equipment is in the hole or in use below the surface of the water, less accumulated depreciation on the basis of two percent (2%) per operating month on drill pipe and 3/4ths (three quarters) of one percent (1%) per operating month on drill collars, subsea and mooring equipment, with maximum allowable depreciation to be deducted to be 50% and the period of depreciation shall commence on the term commencement date of this contract. If such loss,

damage or destruction is caused by the sole negligence or willful misconduct of CONTRACTOR, OPERATOR shall have no liability under this section.

             Property of subcontractors of CONTRACTOR shall be

considered CONTRACTOR's Equipment for the purposes of this

Section.

             23.4  OPERATOR'S EQUIPMENT: OPERATOR shall assume

liability at all times and shall release, defend, indemnify and hold CONTRACTOR harmless from and against all claims, demands and causes of action of every kind for damage to or loss or

destruction of OPERATOR's property and equipment, including but not limited to any well, platform or structure of OPERATOR, and including removal of wreck or debris.

             Property of subcontractors of OPERATOR shall be

considered OPERATOR's Equipment for the purposes of this Section.

             23.5  EMPLOYEES: CONTRACTOR agrees to release,

protect, defend, indemnify and hold OPERATOR, its co-lessees,

partners, joint ventures, agents, drilling consultants onboard the drilling unit, officers, directors, employees,

representatives, insurers, and parent, subsidiary, and affiliated companies, and its and their employees, representatives, agents,

officers, directors, insurers, (hereinafter referred to collectively as "Indemnified Parties") harmless from and against all claims, demands, and causes of action, including reasonable attorney's fees, of every type and character, without limit and without regard to the cause or causes thereof, which arise out of or are related in any way to the subject matter of this Contract and which:

        (a)     are asserted by or arise in favor of any

                of CONTRACTOR's or its subcontractors, invitees, agents,

                representatives, or employees and/or their spouses or relatives due to bodily injury, personal injury, death, or loss or damage of property or;

        (b)     are asserted for any damage to or

                destruction of CONTRACTOR's, its subcontractors', its invitees'

                or employees property or other materials from any cause;

whether or not caused by the sole, joint, and/or

current negligence of the Indemnified Parties and/or any claim of strict liability and/or the unseaworthiness of any vessel and/or any cause whatsoever, whether predating this Contract or not.

             OPERATOR agrees to release, protect, defend,

indemnify, and hold CONTRACTOR, its officers, directors,

employees, representatives, insurers and parent, subsidiary and affiliated companies and their employees, representatives,

officers, directors and insurers harmless from and against all claims, demands, and causes of action, including reasonable

attorney's fees, of every type and character, without limit and without regard to the cause or causes thereof, which arise out of or are related in any way to the subject matter of this Contract and which:

                (a)     are asserted by or arise in favor of any OPERATOR's

                        or its subcontractor's, agents, representatives,

                        invitees, or employees, and/or their spouses or

                        relatives, due to bodily injury, personal injury, or

                        death, or loss or damage of property; or

                (b)     are asserted for any damage to or destruction of

                        OPERATOR's or its subcontractor's employees, or its

                        invitees property, or other materials from any cause;

                        whether or not caused by the sole, joint, and/or

                        concurrent negligence of CONTRACTOR and/or any claim

                        of strict liability and/or the unseaworthiness of any

                        vessel and/or any cause whatsoever, whether predating

                        this Contract or not.

             23.6  THIRD PARTIES: CONTRACTOR shall defend,

indemnify and hold OPERATOR, and its subcontractors harmless from and against all claims, demands and causes of action of every kind and character, without limit and without regard to the

cause(s) thereof or the negligence of any party or parties

(including OPERATOR) arising in connection herewith, for injury to the person or property of, or death or illness of CONTRACTOR's contractors and subcontractors and/or employees of its

contractors and subcontractors, or its invitees or visitors.

OPERATOR shall defend, indemnify and hold CONTRACTOR harmless from and against all claims, demands and causes of action of every kind and character, without limit and without regard to the cause(s) thereof or the negligence of any party or parties

(including CONTRACTOR) arising in connection herewith, for injury to the persons or property of, or illness or death of OPERATOR's contractors (other than CONTRACTOR) and subcontractors, or its invitees or visitors.

             23.7  LOSS OF HOLE: In the event the hole should be

lost or damaged, OPERATOR shall be responsible for any such loss or damage unless such damage or loss is caused by CONTRACTOR's gross negligence or willful misconduct. CONTRACTOR shall, at

OPERATOR's election, drill a new hole on the same location or redrill such section of the hole as OPERATOR may require, in either case subject to all the terms of this Contact, except that in the case of CONTRACTOR's gross negligence or willful

misconduct, the Operating Rate shall be reduced to eighty (80)

percent of that set forth in Item A-22 of Schedule "A" for the drilling of a new hole or redrilling of such hole section as

CONTRACTOR's exclusive liability.

             23.8  BLOWOUT OR CRATER: In the event a well being

drilled shall blowout or crater from any cause, OPERATOR shall bear the entire cost of killing the well or otherwise bringing it under control, and shall release, hold harmless, indemnify and defend CONTRACTOR for any such incident. This assumption applies only to the actual blowout or crater and the cost of bringing the well under control and has no application to the loss of

property, injuries or damage caused by such blowout, which are covered elsewhere in this Contract. OPERATOR shall have the right to use all CONTRACTOR's Equipment and CONTRACTOR's Personnel

during such times as OPERATOR, or both OPERATOR and CONTRACTOR,

are engaged in bringing a well under control. During such time that CONTRACTOR is involved in such efforts to bring a well under control, OPERATOR shall compensate CONTRACTOR under the applicable day rate(s) as determined under this Contract or any other contract for the use of any other equipment of CONTRACTOR

             23.9  RESERVOIR LIABILITY: OPERATOR assumes all

liability and shall release, indemnify, defend and hold harmless

CONTRACTOR for the loss of or damage to any geological formation,

strata, or oil, gas or other reservoirs beneath the surface of the earth, which shall also include the loss of any such oil, gas or other substance which escapes above or below the surface.

             24.1.A     POLLUTION OR CONTAMINATION: CONTRACTOR

shall assume all responsibility for, including control and

removal of, and shall release, defend, indemnify and hold

OPERATOR harmless against and from loss, cost or damage arising from pollution or contamination which originates from the

drilling unit above the surface of the land or water:

             (i)   resulting from spills, leaks or dumping of

                   fuels, lubricants, motor oil, pipe dope,

                   paints, solvents, ballasts, bilge, garbage,

                   sewerage, debris, nonbiodegradable objects and

                   other materials exclusive of those covered by

                   section 24.1(ii) immediately below, in

                   CONTRACTOR's possession and control, whether

                   occasioned, brought about or caused in whole

                   or in part by negligence of OPERATOR.

             (ii)  resulting from spills, leaks or dumping of oil

                   emulsion, oil base or chemically treated

                   drilling fluids, contaminated cuttings and

                   lost circulation and fish recovery materials

                   and fluids, when said materials are in

                   CONTRACTOR's possession, although their use or

                   disposition may be at OPERATOR's direction,

                   and such spill, leak or dumping is a result of

                   CONTRACTOR's sole negligence.

             (iii) resulting from leakage or other uncontrolled

                   flow of oil, gas or water from pipelines,

                   including lines on or in submerged lands,

                   ruptured or damaged by CONTRACTOR's rig,

                   barge, anchors or other equipment, or by

                   CONTRACTOR's operations, whether or not

                   CONTRACTOR is negligent, except that

                   CONTRACTOR shall not be responsible for such

                   pollution when the pipeline rupture or damage

                   is caused by the correct positioning or

                   operation of CONTRACTOR's Equipment within a

                   radius of one thousand (1000) feet beyond the

                   longest deployed anchor leg at a specific

                   location, or on a specific route, designated

                   by OPERATOR, or by the actual positioning of

                   such equipment by OPERATOR, or where OPERATOR

                   fails to advise CONTRACTOR of any known

                   obstructions and mark same as set forth in

                   Section 24.3.

             24.1.B     POLLUTION OR CONTAMINATION OPERATOR shall

assume all responsibility for, including control and removal of,

and shall release, defend indemnify and hold CONTRACTOR harmless against and from, any loss, cost or damage arising from pollution or contamination:

             (i)   resulting from fire, blowout, cratering,

                   seepage, or any other uncontrolled flow of

                   oil, gas or water during the conduct of

                   operations hereunder.

             (ii)  resulting, except as provided in section

                   24.1.A (ii) from possession, use or

                   disposition of oil emulsion, oil base or

                   chemically treated drilling fluids,

                   contaminated cuttings, and lost circulation

                   and fish recovery materials and fluids,

                   including such possession, use or disposition

                   by other contractors.

             (iii) resulting, as stated in section 24.1 A (iii),

                   when caused by the correct positioning or

                   operation of CONTRACTOR's Equipment at a

                   specific location, or on a specific route,

                   designated by OPERATOR, or by the actual

                   positioning of such equipment by OPERATOR, or

                   where OPERATOR fails to advise CONTRACTOR of

                   any know obstructions and mark same as set

                   forth in Section 24.3.

             Without relieving CONTRACTOR of any of its

obligations above provided, it is agreed that OPERATOR may take part to any degree it deems necessary in the control and removal of any pollution or contamination which is the responsibility of

CONTRACTOR under the foregoing provisions and CONTRACTOR shall reimburse OPERATOR for the cost thereof. In addition, OPERATOR reserves the right to perform subsea inspections for pollution and contamination which is the responsibility of CONTRACTOR during operations conducted hereunder. In the event pollution or contamination is discovered through such inspection which is the responsibility of CONTRACTOR as set forth hereinabove, CONTRACTOR agrees to reimburse OPERATOR for the cost of such inspection and the reasonable cost of cleanup.

             In addition, OPERATOR agrees to make application

with and obtain the U.S. Coast Guard for Certificate of Financial

Responsibility to cover the drilling unit in order to enable such unit to operate in the U.S. Outer Continental Shelf

             24.2  PATENT LIABILITY: CONTRACTOR agrees to

release, defend, indemnify and hold harmless OPERATOR against any and all loss or liability arising from infringement or alleged infringement of patents covering CONTRACTOR's Equipment,

property, methods or processes furnished by CONTRACTOR. OPERATOR agrees to release, defend, indemnify and hold harmless CONTRACTOR against any and all loss or liability arising from infringement or alleged infringement of patents covering OPERATOR's Equipment,

property, methods or processes furnished by OPERATOR.

             24.3  SOUND LOCATION AND ACCESS: OPERATOR shall be

responsible for a conductor pipe program adequate to prevent soil and sub-soil washout. It is recognized that OPERATOR has

knowledge of the access routes to the location, and must

coordinate with CONTRACTOR to mutually decide the best access routes to the location, and of any obstructions along such routes or at the location. OPERATOR shall mark such obstructions which

CONTRACTOR might encounter while enroute to or from the location,

and of any obstructions along such routes or at the location. In the event OPERATOR fails to advise CONTRACTOR of known obstruction(s) and mark same or if known seabed conditions prove unsatisfactory to properly support CONTRACTOR's Equipment and loss or damage to CONTRACTOR's Equipment results therefrom,

OPERATOR shall, without regard to other provisions of this

Contract, including Section 23.3 hereof, provide suitable tow vessels (and fuel) at OPERATOR's expense to move the drilling unit to a repair location (if required) and reimburse CONTRACTOR,

to the extent not covered by CONTRACTOR's insurance, such

reimbursement not to exceed $250,000.00, for all such loss or damage. In addition, OPERATOR shall pay to CONTRACTOR during periods of work stoppage or related repair due to such loss or damage at the applicable day rates set forth in Sections 19.2 through 19.5 for a period not to exceed thirty (30) days.

             24.4  GENERAL DEFENSE, HOLD HARMLESS & INDEMNITY: It

is the specific and expressed intent and agreement of OPERATOR and CONTRACTOR that all release, defense, hold harmless and

indemnity obligations and/or liabilities assumed by OPERATOR and

CONTRACTOR respectively under terms of this Contract, unless expressly limited or otherwise qualified in this Contract, shall be without limit and without regard to the cause or causes of any incident giving rise to any such obligations and/or liabilities,

including the gross, sole, joint or concurrent negligence or fault of any party, breach of contract, the unseaworthiness of any vessels or crafts (including the drilling unit), and/or by ruin or defective premises, equipment, facilities, appurtenances or location of any party under any code, law or other type of strict liability whether or not such ruin or defect predates this

Contract and/or is latent, patent or otherwise.

             As used in sections 24.1 through 24.6, references to

"OPERATOR", when such word is used in the context of receiving the benefit of an indemnitee, shall include OPERATOR, and its

Indemnified Parties as described in Section 23.5, and the

OPERATOR's affiliates (as such term is defined in Regulation C of the Securities Act of 1993) including their respective officers,

agents, employees and insurers, and references to "CONTRACTOR"

when such word is used in the context of an indemnitee shall include CONTRACTOR's parent and subsidiary companies, and their owners, officers, agents, employees and insurers, and the

drilling unit, its owners and insurers.

             It is further agreed that if it is judicially

determined by any lawfully constituted tribunal with jurisdiction over the parties and subject matter of the proceeding, beyond the control of the parties hereto, that the monetary limits of

insurance carried by OPERATOR and CONTRACTOR (which shall also be deemed to include any self insurance) or the monetary limits of the hold harmless, defense and indemnity agreements voluntarily and mutually assumed by OPERATOR and CONTRACTOR in this Contract,

exceed the maximum limits permitted under applicable law, then said insurance (including self-insurance), release, hold

harmless, defense and indemnity agreements shall automatically be amended to conform to the maximum monetary limits permitted under such law.

             24.5  CLAIMS: All claims against CONTRACTOR for

labor (including but not limited to social benefits, termination pay or similar benefits), services and other items required or used hereunder by CONTRACTOR shall be paid promptly when due and

CONTRACTOR shall release, indemnify, defend and hold OPERATOR harmless from and against all liability, demands and expenses from all such claims.

             24.6  CONSEQUENTIAL DAMAGES: Neither party shall be

liable to the other for special, indirect or consequential

damages resulting from or arising out of this Contract, its

performance or breach, which shall be deemed to include without limitation, loss of profit, delay in or loss of production or business interruptions, however same may be caused.

             24.7  OPERATOR'S AUTHORIZED REPRESENTATIVES:

OPERATOR shall furnish CONTRACTOR a list of OPERATOR's

representatives and employees authorized to receive all

information pertaining to logs, records, reports, cores, core data and any other information on wells drilled or any work

performed under this Contract. OPERATOR and its authorized

representatives and employees shall have the right at all times to receive all information, to inspect all work performed

hereunder, to witness and to check all measurements and tests and to have free access to the drilling unit.

             25.1  RECORDS AND REPORTS: CONTRACTOR shall furnish

and shall prepare a complete and accurate record on the IADC-API

Daily Drilling Report form of all work performed under this

Contract on any well and shall furnish OPERATOR with two (2)

legible carbon copies of said report properly signed by

CONTRACTOR's and OPERATOR's representatives. One (1) of the

aforementioned copies shall be attached and made a part of

CONTRACTOR's invoice for the work hereunder. CONTRACTOR shall keep and provide OPERATOR, in the manner specified by OPERATOR,

with delivery tickets and any other warehouse records covering any materials or supplies furnished to OPERATOR for which

CONTRACTOR shall be reimbursed by OPERATOR. The quantity,

description and condition of material and supplies shall be

properly recorded by CONTRACTOR.

             25.2  CONFIDENTIAL NATURE OF RECORDS: All logs,

cores, core data, cuttings, reports and records pertaining to the performance under the Contract shall be open at all times to the inspection of OPERATOR and its authorized representatives and employees and shall not be exhibited nor the contents divulged by

CONTRACTOR or CONTRACTOR's Personnel to any other person, without

OPERATOR's prior written consent.

             26.1  DISCIPLINE AND SAFETY: CONTRACTOR shall, at

all times, maintain strict discipline and good order among its employees in the use of hazardous/toxic chemicals, safety

equipment and proper work procedures for the purpose of doing everything reasonably possible to prosecute the work contemplated by this Contract in a good and workmanlike manner, and to protect against personal injury and damage to equipment and the hole.

CONTRACTOR shall establish safety rules and procedures and

require that employees observe same as well as any that may be issued by OPERATOR (to the extent they do not conflict with those of CONTRACTOR) and any safety or other regulations issued by agencies of any government having jurisdiction. Without limiting the generality of the foregoing, CONTRACTOR agrees to comply with the requirements contained in any "right to know" laws of any state, which are now or may become applicable to operations caused by this Contract or arising out of the performance of such operations, regarding hazardous/toxic chemicals.

             CONTRACTOR shall take all measures necessary to

provide safe working conditions. No smoking or open flame or matches or lighters shall be permitted on the drilling unit

except in areas designated by CONTRACTOR in consultation with

OPERATOR as areas wherein smoking or open flame are permitted.

CONTRACTOR as a matter of policy does not allow and shall use its best efforts to prevent the existence of any alcoholic beverages,

drugs and firearms (or other weapons) aboard the drilling unit.

CONTRACTOR shall conduct safety drills aboard the drilling unit for all personnel and shall report same on the IADC-API Daily

Drilling Report. CONTRACTOR shall furnish OPERATOR promptly with a report of each accident which may occur, and shall notify all

Government agencies of accidents as required by law.

             27.1  RELATIONSHIP OF PARTIES: CONTRACTOR is an

independent contractor; neither CONTRACTOR, its employees,

CONTRACTOR's subcontractors or their employees are agents or employees of OPERATOR. The entire performance, including but not limited to operation, management and control of the drilling unit and other items of CONTRACTOR's Equipment, shall be under the exclusive control and command of CONTRACTOR. It shall be the sole and exclusive duty of CONTRACTOR to determine by CONTRACTOR's own inspection that all supplies and items of equipment are loaded and stored aboard said drilling unit in a proper manner and that said drilling unit is in all respects able to undertake any

contemplated operation under then existing conditions in

accordance with Section 6.1. OPERATOR's prime interest is in the results to be obtained by CONTRACTOR's performance under this

Contract as an independent contractor.

             28.1  FORCE MAJEURE: Except as otherwise provided in

this Section, each party to this Contract shall be excused from performing under the terms of this Contract if and for so long as such performance is hindered or prevented by occurrences, or the resulting effects therefrom, such as, but not limited to, riots,

labor disputes, strikes, lock-outs, wars (declared or

undeclared), insurrections, rebellions, terrorist acts, civil disturbances, dispositions or orders of governmental authority,

whether such authority be actual or assumed, acts of God (other than adverse sea or weather conditions), inability to obtain equipment, supplies or fuel, or by any other act or cause which is reasonably beyond the control of such party, any such event and the effect or results of such, being herein sometimes called

"Force Majeure". If performance is prevented by failure to comply with any governmental law, rule, regulation, disposition or order as aforesaid and the affected party is operating in accordance with good oilfield practice in the Area of Operations and is making reasonable efforts to comply with such law, rule,

regulation, disposition or order, the matter shall be deemed beyond the control of the affected party. In the event that

either party hereto is rendered unable, wholly or in part, by any such occurrence, or the resulting effects therefrom, to carry out its obligations under this Contract, it is agreed that such party shall give notice and details of Force Majeure and its resulting effects in writing to the other party as promptly as possible after its occurrence. In such cases, the obligations of the parties shall be suspended during the continuance of any inability so caused. In the event of suspension of operations under Force Majeure, this Contract shall extend beyond the

original Contract term for the pro-rata suspended period.

             In the event that OPERATOR is the party giving

notice of a Force Majeure event, OPERATOR shall be required to pay CONTRACTOR the Equipment Repair Rate, the Stand-By Rate or

the Stand-By Without Crew Rate provided for in this contract as may be applicable and subject to any limitations associated until the applicable rate for a period of thirty (30) days after such notification. In order to protect the interests of CONTRACTOR, if a Force Majeure event continues after the expiration of the

thirty (30) day period referred to above, CONTRACTOR shall

acquire a Business Interruption Insurance Policy (Policy) which will provide no greater than $40,000,000.00 coverage for the first year and no greater than $20,000,000.00 coverage the second year with a daily indemnity payment, net of any coinsurance

payments by CONTRACTOR, of $52,000.00 per day . The effective date of the Policy shall be identical to the effective date of this Contract. The cost of the premium for such Policy shall be reimbursed by OPERATOR to CONTRACTOR within fifteen (15) days after receipt by OPERATOR of the Certificate of Insurance from

CONTRACTOR. In no event shall the premium be greater than

$600,000.00 for the first year of coverage and $300,000.00 for the second year of coverage and OPERATOR and CONTRACTOR agree to use their best efforts on a joint basis to acquire a reasonable

Policy at the lowest premium available on the market within the premium limits stated in this Section 28.1. In the event that a

Force Majeure event is not capable of being covered under a

Policy and that particular Force Majeure event occurs which

causes notification under this Article, OPERATOR agrees to pay the sum of $52,000.00 per day until the earlier of 1) the

termination of the Force Majeure event and resumption of day rate operations, 2) the end of the contract period or 3) ninety (90)

days in addition to the thirty (30) day period stated above or a total of one hundred twenty (120) days after the notification of the Force Majeure event. Furthermore, CONTRACTOR agrees not to terminate this contract at any time during a Force Majeure event while it is receiving payments either through Policy

reimbursements or directly from OPERATOR under this Article

subject to the time limitations stated below. Also at the point in time when CONTRACTOR is no longer receiving payments during a

Force Majeure event, CONTRACTOR shall have the right to terminate this contract. In the event of Force Majeure, OPERATOR and

CONTRACTOR agree to meet in an effort to reach a mutually

acceptable solution to the Force Majeure event and such meeting shall occur prior to a period of one hundred fifty (150) days after notification of the Force Majeure event or before zero (0)

rate occurs if earlier than one hundred fifty (150) days. In the event that the parties cannot agree as to a date for resumption of normal dayrate operations, then either party can terminate the

Contract after one hundred fifty (150) days or earlier if

CONTRACTOR is on zero (0) dayrate and CONTRACTOR shall continue to receive any dayrate payments provided through the Business

Interruption Insurance Policy.

             29.1  REPRESENTATIVES FOR NOTICES: OPERATOR and

CONTRACTOR shall each designate a representative to receive

notices as set forth in Items A4 and A-7 of Schedule "A". Such representatives may be changed by written notice to the other party.

             30.1  ASSIGNMENT: OPERATOR, at its option, may

assign this Contract, for all or any part of the term remaining,

to any entity qualified by the Minerals Management Service to operate in the Outer Continental Shelf of the Gulf of Mexico, but

only with the prior written approval of CONTRACTOR which shall not be unreasonably withheld. In order for this assignment to be effective under the terms of this CONTRACT, OPERATOR must provide

CONTRACTOR with written notice of the assignment within ten (10)

days after the effective date of the assignment. CONTRACTOR, at its option, may assign this Contract for all or part of term remaining to any other party, but only with the prior written approval of OPERATOR, which shall not be unreasonably withheld.

In order for this assignment to be effective under the terms of this CONTRACT, CONTRACTOR must provide OPERATOR with written notice of the assignment within ten (10) days after the effective date of the assignment.

             31.1  SPECIFIED CONTRACT TERM; OPTION TO EXTEND:

This Contract shall become effective upon signature by parties hereto on the day set forth in Item A-1 of Schedule "A". Work shall begin under this contract as outlined in item A-15 of

schedule "A" (Term Commencement Date). The Term of this contract shall be for the minimum period set forth in Item A-16 of

Schedule "A".  OPERATOR shall have the option of extending the term of this Contract for the period set forth in Item A-33 of

Schedule "A" upon OPERATOR giving CONTRACTOR written notice of its desire to extend the Contract on or before the end of the fifteenth (15th) month after the Term Commencement Date. The fifteen (15) month option exercise deadline shall also include the requirement for the mutual agreement of the parties

respecting dayrates for the option period.

             The Specified Contract Term or any extension (if

such option is exercised by OPERATOR) shall be extended

automatically from day to day for the time necessary to complete any particular well or related operations in progress upon

expiration of the specified contract term or any extension.

             31.2  TERMINATION BY OPERATOR: Subject to the

fulfillment of all then existing obligations under this Contract and except as hereinafter provided, OPERATOR may terminate this

Contract, effective upon delivery to CONTRACTOR of written notice of such termination

                (a)     At any time after the drilling unit

                        becomes incapable of performing the work

                        contemplated by this Contract, for

                        reasons within CONTRACTOR's control and

                        cannot be made capable of performing such

                        work within twenty (20) days following

                        written notice of termination, or

                (b)     After thirty (30) days from notice

                        relating to Force Majeure and subject to

                        Section 28.1 above, or

                (c)     At any time if, in OPERATOR's sole
                        opinion and after written notice and

                        opportunity for correction by CONTRACTOR

                        within ten (10) days of such notice,

                        CONTRACTOR has failed to commence to

                        conduct its operations under this

                        Contract in accordance with good oilfield

                        practice as a result of causes within the

                        control of CONTRACTOR, or CONTRACTOR has

                        failed to furnish or maintain

                        CONTRACTOR's Equipment in good condition

                        and/or suitable for the use intended for

                        under this Contract and as such is

                        detrimental to the normal operational

                        efficiency of OPERATOR's drilling program

                        or any of CONTRACTOR's Personnel or other

                        personnel engaged by CONTRACTOR which

                        OPERATOR considers to be incompetent or

                        otherwise detrimental to the normal

                        operational efficiency of OPERATOR's

                        drilling program, have not been replaced

                        by CONTRACTOR after receipt of the

                        appropriate written notice from OPERATOR

                        or

                (d)     At any time for any other reason after

                        the Term Commencement Date by prior

                        thirty (30) days written notice to

                        CONTRACTOR as per Item A-35 of Schedule

                        "A", provided that OPERATOR shall pay to

                        CONTRACTOR for the Stand-By or

                        Stand-By-Without-Crew Rate, as

                        applicable, from the date of termination

                        for the remaining balance of unused days

                        of dayrate operations less than the firm

                        period as specified in Schedule "A", Item

                        A-16 of the Contract. In this event,

                        CONTRACTOR shall exert every reasonable

                        effort to find alternate employment for

                        the drilling unit.

             In the event OPERATOR terminates this Contract in

accordance with section 31.2 (a),or (c), such termination shall be without penalty to OPERATOR and CONTRACTOR shall not be

entitled to any early termination compensation. To the extent of any conflict between the provisions of this Section and the terms and provisions of the remainder of this Contract, the provisions of this Section shall control.

             31.3  TERMINATION BY CONTRACTOR: Subject to the

provisions of Section 20.1, in the event that any payments due

(except any invoices or portions of invoices that are in dispute or in the process of being settled by arbitration) are not paid when due, CONTRACTOR shall notify OPERATOR of nonpayment and shall give OPERATOR twenty (20) days from receipt of said notice to pay. In the event OPERATOR fails to pay within the said twenty

(20) day period, CONTRACTOR may terminate ten (10) days after receipt of the latter notice, unless payment of all invoices then overdue and not in dispute is received by CONTRACTOR prior to the expiration of said ten (10) day period.

             In the event the Contract is terminated pursuant to

this Section, CONTRACTOR shall be under no obligation to finish any well or work in progress and any actions taken by CONTRACTOR pursuant to this Section 31.3 shall be without prejudice to any of CONTRACTOR's other legal rights or remedies.

             32.1  UNSATISFACTORY PERFORMANCE: If, in the sole

opinion of OPERATOR, CONTRACTOR has failed to conduct its

operations under this Contract in accordance with good oilfield practice as a result of causes within the control of CONTRACTOR,

or CONTRACTOR has failed to furnish or to maintain CONTRACTOR's

Equipment in good condition and/or suitable for the use intended,

or members of CONTRACTOR's Personnel or other personnel engaged by CONTRACTOR are considered by OPERATOR to be incompetent or otherwise detrimental to OPERATOR's drilling program, OPERATOR may give CONTRACTOR written notice in which the causes of

dissatisfaction shall be specified. Should CONTRACTOR fail,

refuse or not commence to remedy the matters complained of within ten (10) days after written notice is received by CONTRACTOR,

OPERATOR may (i) terminate this Contract with no penalty or early termination compensation as provided in Section 31.2(c) above or

(ii) take over the exclusive operation of CONTRACTOR's Equipment and Personnel for the purpose of conducting operations hereunder notwithstanding anything to the contrary contained in this

Contract. In the event operations are taken over by OPERATOR:

             (a)   OPERATOR shall pay CONTRACTOR the

                   Stand-By-Without-Crew Rate set forth in Item

                   A-25 of Schedule "A" plus the value of any

                   drilling supplies belonging to CONTRACTOR and used by OPERATOR for the period of such operations by OPERATOR.

             (b)   OPERATOR shall pay all costs and wages (but

                   not handling charges) in connection with

                   CONTRACTOR's Equipment and Personnel.

             (c)   OPERATOR shall return CONTRACTOR's Equipment

                   to CONTRACTOR in as good a condition as when

                   taken over by OPERATOR, however, normal wear

                   and use shall be excepted.

             (d)   All operations shall be at OPERATOR's risk,

                   and any representations and indemnity

                   provisions of this Contract whereby CONTRACTOR

                   undertakes to protect, to indemnify or to hold

                   harmless OPERATOR, in any respect (other than

                   Patent Liability set forth in Section 24.2

                   above) shall be suspended; provided, however,

                   that such protection, indemnity or hold

                   harmless provisions shall survive and be

                   applicable to the extent that any loss, harm

                   or damage occurring during the period when

                   operations have been taken over by OPERATOR is

                   caused, in whole or in part, by acts or events

                   which transpired before operations were taken

                   over by OPERATOR. OPERATOR shall release,

                   defend, indemnify and hold harmless

                   CONTRACTOR, its parent, subsidiary and

                   affiliated companies, and their respective

                   officers, directors, employees and agents harmless from and against any and all claims,

                   damages, expenses (including reasonable

                   attorneys' fees) and judgements, arising from

                   personal injury, death or property damage

                   suffered or incurred by any person (including

                   CONTRACTOR's employees) in any way related to

                   such operations conducted by OPERATOR,

                   CONTRACTOR's insurance shall not apply during

                   such period with all provision hereof

                   regarding primary insurance, additional named

                   insured and waiver of subrogation having no

                   effect.

             33.1  CONFLICT OF INTEREST: CONTRACTOR shall not pay

any fee, commission, rebate or anything of value to or for the benefit of any employee or representative of OPERATOR. CONTRACTOR shall use its best efforts not to permit any of its employees to engage in any activities contrary or detrimental to the best interests of OPERATOR.

             34.1  SEVERABILITY; WAIVER; TITLE HEADINGS; ENTIRE

AGREEMENT; MODIFICATION: No failure or failures on the part of either party to enforce, from time to time, all or any portion of the terms or conditions of this Contract shall be interpreted as a waiver of such terms or conditions. Title headings contained in this Contract are for identification and reference only, and shall not be used in interpreting any part of this Contract. This

Contract, together with the Schedules incorporated and made a part of this Contract by reference, constitute the entire

agreement of the parties; no other writings or conversations shall be considered a part of this Contract. No promises,

representations or inducements not expressed in this Contract were made or relied upon by any party hereto. This Contract can only be modified by written instrument properly executed by duly authorized representatives of the respective parties. This

Contract shall be construed and the relations between the parties determined in accordance with the laws as set forth in Item A-31 of Schedule "A".

             If any word, phrase, clause, paragraph or other

provision of this Contract is now or deemed, adjudicated or

otherwise found to be against public policy, void or otherwise unenforceable, then said provision shall be deleted or modified,

in keeping with the express intent of the parties hereto, as necessary to render all the remainder of this Contract valid and enforceable. All such deletions or modifications shall be the minimum required to effect the foregoing.

             35.1  REGULATIONS: CONTRACTOR represents that all of

CONTRACTOR's Equipment shall comply with design criteria and specification of all governmental authorities having

jurisdiction. CONTRACTOR agrees to comply with all laws, rules and regulations, Federal, State or municipal, which are now or may become applicable to operations covered by this Contract or arising out of the performance of such operations including

OPERATOR's Search and Seizure policy (Schedule G). The terms or

Schedule "F", attached hereto, where applicable shall apply to this Contract. In the event that a change of law(s) or

regulation(s) should occur after the commencement of mobilization hereunder, it shall be documented in accordance with Section

19.6.

             36.1  BANKRUPTCY: Should CONTRACTOR or OPERATOR

become insolvent or make an assignment for the benefit of

creditors or be adjudicated as bankrupt or admit in writing its inability to pay its debts generally as the same become due, or should any proceedings be instituted by CONTRACTOR or OPERATOR under any State or Federal Law for relief of debtors or for the appointment of a receiver, trustee or liquidator of CONTRACTOR or

OPERATOR, or should a voluntary petition in bankruptcy or for a reorganization or for an adjudication of CONTRACTOR or OPERATOR as an insolvent or a bankrupt be filed, or should an attachment be levied upon the CONTRACTOR's or OPERATOR's Equipment and not removed within ten (10) days therefrom, then upon the occurrence of any such event, OPERATOR or CONTRACTOR shall thereupon have the right to cancel this Contract and to terminate immediately all work then being performed thereunder.

                                        OPERATOR

                                        British-Borneo Petroleum, Inc.

WITNESS:                                By: /s/ Ian A. Thornley
/s/ D. M. Adams                         Name: Ian A. Thornley
/s/ Glen P. Kelley                      Title: President



                                        CONTRACTOR

                                        Atwood Oceanics, Inc.
WITNESS:
/s/ D. M. Adams                         By: /s/ John R. Irwin
/s/ Glen P. Kelley                      Name:  John R. Irwin
                                        Title: President

                           SCHEDULE "A"

                         CONTRACT SUMMARY



A-1 Contract Dated as of (1.1)             June 20, 1996
A-2 OPERATOR                               British-Borneo Petroleum, Inc.
A-3 OPERATOR's Address                     1000 Louisiana, Suite 1200,
                                           Houston, Texas 77002-5009

     Facsimile Number                      713/650-1053

     Telephone Number                      713/650-8292

A-4  OPERATOR's Representative (29.1)      Mike Adams

A-5  OPERATOR's Address For Invoice        1000 Louisiana,
     Presentation (20.2)                   Suite 1200, Houston,TX
                                           77002-5009

A-6 CONTRACTOR                             Atwood Oceanics, Inc.

A-7  CONTRACTOR's Representative (29.1)   Glen Kelley or Larry Till

A-8  Facsimile Number                      713/578-3253
     Telephone Number                      713/492-2929

A-9  CONTRACTOR's Address                  15835 Park Ten Place Drive,
                                           Suite 200
                                           Houston, TX  77084

A-10 CONTRACTOR's Address or Bank          FIRST NATIONAL BANK OF
      and Account Number and Method        CHICAGO
      for Invoice Payments (20.3)          Chicago, Illinois
                                           for the account of
                                           ATWOOD OCEANICS; INC.
                                           Acct. No. 57-18163
                                           ABA No. 071000013

A-11 Area of Operations (8.1)              Federal waters,
                                           O.C.S., U.S. Gulf of
                                           Mexico unless
                                           otherwise agreed.


A-12 Location of Well or Wells (8.2)       Blocks to be advised
                                           by OPERATOR.

A-13 Name of Drilling Unit                 ATWOOD HUNTER

A-14 Type of Drilling Unit                 Semisubmersible
                                           Drilling Unit

A-15 Term Commencement Date (31.1)         Last anchor bolstered
                                           at [the drilling
                                           unit's then
                                           existing location] a
                                           Gulf of Mexico
                                           shipyard following
                                           upgrade of the
                                           drilling unit to 3,500
                                           feet water depth
                                           capability, and the
                                           drilling unit is ready
                                           for tow to Operator's
                                           initial designated
                                           location.

A-16 Specified Contract Term: (31.1)       Two (2) years firm at
                                           rates specified herein
     Minimum of:

A-17 Number of Wells                       N/A

A-18 Maximum Water Depth                   3,500 feet

A-19 Maximum Well Depth                    20,000 feet (nominal
                                           design)
A-20 Mobilization Fee (19.8)               A.   Four and one-half
                                           million dollars
                                           (US$4,500,000) payable
                                           upon the entry of the
                                           drilling unit into a
                                           shipyard for water
                                           depth upgrade to 3,500
                                           feet.
                                           B.   Five and one-half
                                           million dollars
                                           (US$5,500,000) payable
                                           when the drilling unit
                                           is ready to leave the
                                           shipyard and is ready
                                           to commence operations
                                           hereunder.


A-21 Demobilization Fee (19.8)             $


             In the event the drilling unit continues to be on contract for OPERATOR for the subsequent one (1) or two (2) year operation, or the unit is released directly to another operator, for immediate ongoing work, the demobilization fee will be Zero
(0). Otherwise, OPERATOR shall be obligated to provide appropriate boats and fuel at its own cost to move the drilling unit at the Standby Rate to a mutually agreed port in the U.S. Gulf of Mexico."


A-22 Operating Rate: $/Day (19.1 & 19.2)     $ 88,400 if the
                                             drilling unit is
                                             ready to commence
                                             drilling operations
                                             after June 1, 1997,
                                             or. $88,900 if the
                                             drilling unit is
                                             readv to commence
                                             drilling operations
                                             on or before June 1,
                                             1997.

A-23 Stand-By Rate: $/Day (19.1 & 19.3)      $ 86,600

A-24 Equipment Repair Rate: $/Day            $ 79,560
     (19.1 & 19.4)


A-25 Stand-By-Without-Crew Rate: $/Day       $78,400
     (19.1 & 19.5)


A-26 Handling Charge on Items Supplied       five percent (5%)
     By CONTRACTOR (19.7)


A-27 Port or Place at which the              Mobilization (A):
     mobilization of the Drilling            Southeast Asia
     Unit shall commence
                                             Mobilization (B):
                                             U.S. Gulf of Mexico
                                             shipyard


A-28 Commencing of Day Rates                 When the last anchor
                                             is bolstered at a
                                             Gulf of Mexico
                                             shipyard following
                                             upgrade of the
                                             drilling unit to
                                             3,500 feet water
                                             depth capability and
                                             is ready for tow to
                                             OPERATOR's first
                                             designated location.


A-29 Cessation of Day Rates                  After completion of
                                             the work, when the
                                             drilling unit has
                                             been moved and is
                                             safely moored and
                                             properly secured at
                                             a mutually agreeable
                                             port location in the
                                             Gulf of Mexico with
                                             all British-Borneo &
                                             British-Borneo third
                                             party equipment and
                                             supplies offloaded.
                                             In the event the
                                             drilling unit is
                                             released directly to
                                             another operator,
                                             cessation of
                                             dayrates will be the
                                             time when the last
                                             anchor is bolstered
                                             with all British-
                                             Borneo and British-
                                             Borneo third party
                                             equipment and
                                             supplies are
                                             offloaded, and the
                                             rig is ready for tow
                                             to the next
                                             operator's drilling
                                             location.

A-30 Redrilling Penalty (23.7)               See Section 23.7

A-31 Governing Law (34.1 & 37.1)             U.S. General
                                             Maritime

A-32 Location of shore base port             As designated by
     facilities                              OPERATOR



A-33 Term of Contract Extension,             One (1) option of
     Operator's option (31.1)                one (1) or two (2)
                                             years at mutually
                                             agreed rates


A-34 Time of Notice to Exercise              Within fifteen (15)
                                             months of the Term
                                             Commencement Date

A-35 OPERATOR Notice for Early               Thirty (30) days
     Termination (31.2(d)